UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

     CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2003

Coastal Caribbean Oils & Minerals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-4668	NONE

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Clarendon House, Church Street, Hamilton HM DX, BERMUDA	NONE

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-1422

N/A

(Former name or former address, if changed since last report)

Amendment No. 1 to
FORM 8-K

COASTAL CARIBBEAN OILS & MINERALS, LTD.

Item 4.      Change in Registrant’s Certifying Accountant

     a.   Previous Independent Accountants

     As previously reported in the Form 8-K/A of Coastal Caribbean Oils & Minerals, Ltd. (the “Company”) filed on June 9, 2003, Ernst & Young LLP resigned as the Company’s independent auditors on May 28, 2003.

     b.   New Independent Accountants

      On June 24, 2003, James Moore & Co. (“New Accountant”) was retained as the Registrant’s independent auditors. James Moore and Co. is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants and has offices in Gainesville, Tallahassee and Daytona Beach, Florida.

      During the Registrant’s two most recent fiscal years and the subsequent interim period(s) prior to engaging the New Accountant, neither the Registrant nor anyone acting on behalf of the Registrant consulted the New Accountant regarding (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(A)(1)(v) of Regulation S-K). In addition, during the Registrant’s two most recent fiscal years and the subsequent interim period(s) prior to engaging the New Accountant, no written report was provided by the New Accountant to the Registrant and no oral advice was provided that the New Accountant concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue.

FORM 8-K/A

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COASTAL CARIBBEAN OILS & MINERALS, LTD. (Registrant)

By:	/s/ Philip W. Ware

Philip W. Ware President

Date: July 1, 2003